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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------

                                Contact: George Sard/Anna Cordasco/Paul Caminiti
                                         Sard Verbinnen & Co
                                         212/687-8080


          BROOKE GROUP WINS CONSENT SOLICITATION ON BOTH RJR PROPOSALS
          ------------------------------------------------------------

     MIAMI, FL, FEBRUARY 20, 1996--Brooke Group Ltd. (NYSE: BGL) announced today that, based on a preliminary count, it has won its consent solicitation in support of proposals to immediately spin off the Nabisco (NYSE: NA) food business to RJR Nabisco (NYSE: RN) shareholders and to restore the previous right of shareholders to call special meetings.

     Brooke said it has received consents from 141,749,362 shares, or 50.4% of the 281,206,935 total votes of all RJR Nabisco shares outstanding, in support of its immediate spinoff proposal. Brooke said it has received consents from 151,249,457 shares, or 53.8% of the total votes of all RJR Nabisco shares outstanding, in support of its special meeting proposal. The consents will be delivered today to RJR Nabisco for counting by independent inspectors.

     "This is a great victory for all RJR Nabisco shareholders and for corporate democracy. Shareholders have sent an unmistakable message that they want Nabisco spun off now. We believe both of our proposals received support from well over two-thirds of the shares that were actually voted, including 21 of the 25 largest institutional shareholders," said Bennett S. LeBow, Brooke Chairman and CEO. "If the Board continues to ignore this shareholder mandate, Brooke will solicit proxies to replace the existing Board with a new Board committed to an immediate spinoff and a strong economic and corporate governance platform providing substantial value to all RJR Nabisco shareholders. Shareholders should be aware that RJR has not yet disclosed the date of the 1996 Annual Meeting but has set a record date of February 29 for this crucial vote."

     Brooke Group's proposal to immediately spin off Nabisco to RJR Nabisco shareholders is a non-binding resolution. Brooke Group's proposal to rescind the by-law change, which was secretly made by RJR Nabisco's Board last August, is binding.

     Brooke Group is a holding company which controls Liggett Group, tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corp.